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                                                                   EXHIBIT 4.10


                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT


        THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is made and entered into as of January 31, 1995 by and among U.S. Medical Instruments, Inc., a California corporation (the "Company"), The Medicine Partners ("Medicine Partners") and G.C. Investments, L.L.C. ("G.C. Investments") (together, the "Purchasers"), who are purchasers of the Company's Series E Preferred Stock and Series B Preferred Stock Warrants (the "Purchased Securities"), and Matthew S. Mazur ("Mazur").


                                   RECITALS:

        WHEREAS, effective December 16, 1994, Medicine Partners purchased an aggregate of 533,334 shares of the Company's Series E Preferred Stock and, in connection with such issuance, the Company, Mazur and Medicine Partners entered into an Investor Rights Agreement dated as of December 16, 1994 providing substantially identical rights to those set forth herein (the "Original Investor Rights Agreement"); and

        WHEREAS, prior to the date hereof, G.C. Investments purchased and was the holder of 250,000 shares of the Company's Series E Preferred; and

        WHEREAS, as of the date hereof, G.C. Investments has acquired in a private non-issuer transaction an aggregate of 56,664 shares of the Company's Series E Preferred Stock from certain of the Company's Series E Preferred Stockholders, such that, following such transaction and the transaction described in the succeeding paragraph, G.C. Investments will own an aggregate of 533,334 shares of the Company's Series E Preferred Stock; and

        WHEREAS, as of the effective date of this Agreement, G.C. Investments is purchasing an additional 226,670 shares of the Company's Series E Preferred Stock, and as a condition to such additional investment, G.C. Investments has requested that (i) the Company extend to it a right of first refusal and certain other rights as set forth below and (ii) Mazur extend to it certain rights of co-sale as set forth below; and

        WHEREAS, the Company, Mazur and Medicine Partners are willing to amend and restate the Original Investor Rights Agreement to add G.C. Investments as a party and to extend substantially identical rights as set forth in the Original Investor Rights Agreement, to G.C. Investments;

        NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Stock and Warrant Purchase Agreement of even date herewith among the Company and the Purchaser (the "Purchase Agreement"), the parties mutually agree as follows:

I    GENERAL


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        A.      DEFINITIONS.  As used herein:

                1. The term "Securities Act" shall mean the Securities Act of 1933, as amended.

                2. The term "SEC" or "Commission" means the Securities and Exchange Commission.

                3. The term "Co-Sale Shares" shall mean shares of the Company's Equity Securities now owned or subsequently acquired by Mazur.

                4. The term "Common Stock" shall mean the Company's common stock and shares of Common Stock issued or issuable upon conversion of the Company's outstanding preferred stock.

                5. "Equity Securities". The term "Equity Securities" shall mean (i) Common Stock, rights, options or warrants to purchase Common Stock; (ii) any other instrument convertible into Common Stock; (iii) any security convertible into or exchangeable for any of the foregoing.

                6. The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of the effectiveness of such registration statement.

                7. For the purposes hereof, the term "Registrable Securities" means shares of (i) any and all Common Stock of the Company issued or issuable upon conversion of shares of the Series B Preferred Stock of the Company issued to the Purchasers as of the date hereof; (ii) any and all Common Stock issued or issuable upon conversion of the Series E Preferred Stock issued upon exercise of the Warrants; (iii) stock issued with respect to or in any exchange for or in replacement of stock included in subparagraph (i) or
(ii); (iv) stock issued in respect of the stock referred to in (i), (ii), or
(iii) above as a result of a stock split, stock dividend, recapitalization or similar event or the like.

                8.      The term "Holder" means the Purchasers.

                9. The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

        10. The term "Warrants" means the Series E Preferred Stock Warrants of the Company issued to or held by the Purchasers as of the date hereof.

II    RIGHT OF FIRST REFUSAL


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        If, at any time prior to the expiration of the period set forth in
Article V(I) below, the company should desire to issue in any transaction not registered under the Securities Act, any Equity Securities, it shall give the Purchasers and Mazur (together, the Purchasers and Mazur shall be referred to in this Section II as "Shareholders") a first right of refusal to purchase such Shareholder's pro rata share of all of such offered Equity Securities on the same terms as the Company is willing to sell such Equity Securities to any other person. The Shareholder's pro rata share of the Equity Securities shall be equal to the percentage that the Equity Securities of the Company held by the Shareholder on an as-converted basis on the date of the Company's written notification referred to in subparagraph (A) below, bears to all outstanding Equity Securities of the Company on the date of such written notification.

        A. Notices. Prior to any sale or issuance by the Company of any Equity Securities, the company shall notify each Shareholder, in writing, of its bona fide intention to sell and issue such Equity Securities, setting forth any material terms under which it proposes to make such sale. Within fifteen (15) days after receipt of such notice, each Shareholder shall notify the Company whether the Shareholder exercises its option and elects to purchase the Shareholder's pro rata share (or any part hereof) of the Equity Securities so offered.

        B. Procedure. If any Shareholder has failed to exercise its option to purchase all of its pro rata portion of the Equity Securities upon the terms and conditions set forth in Subsection (A) notice, the Company may, during the period of ninety (90) days following the expiration of such option period, sell and issue such securities as to which such Shareholder has not exercised its option to any other person upon the same terms and conditions as those set forth in the notice to the Shareholders. In the event the Company has not sold the Equity Securities within said ninety (90) day period, the Company shall not thereafter issue or sell any Equity Securities without first offering such securities to the Shareholders in the manner provided above.

        C. Closing. If a Shareholder gives the Company notice that it desires to purchase any of the Equity Securities offered by the Company, payment for the Equity Securities shall be by check, or wire transfer, against delivery of the securities at the executive offices of the Company within ten (10) days after giving the Company such notice, or, if later, the closing date for the sale of such Equity Securities to third parties. The Company shall take all such action as may be required by any regulatory authority in connection with the exercise by the Shareholder of the right to purchase Equity Securities as set forth in this Section II.

        D. Exceptions. The right of first refusal contained in this Section II shall not apply to (i) the issuance by the Company of Equity Securities exclusively to employees or directors of, or consultants to the Company pursuant to the approval of the Board of Directors, (ii) the issuance of Common Stock of the Company upon conversion of Preferred Stock, (iii) the issuance of any Equity Securities in connection with any borrowings, direct or indirect, from financial institutions by the Company, whether or not presently authorized, (iv) the issuance of any Equity Securities in connection with leases by the Company of equipment, (v) Equity Securities issued to vendors or customers of the Company if such issuance is approved by the Board of Directors; or (vi) any Equity Securities issued in connection with an acquisition or SEC Rule 145 transaction.


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        E. Assignment. A Shareholder's right to purchase any Equity Securities pursuant to this Section II may be assigned by the Shareholder to an affiliate of the Shareholder or the purchaser or substantially all of the assets or securities of the Shareholder. For the purposes of this subparagraph (E), an "affiliate" shall mean any partner or shareholder of the Shareholder, any person or entity that director or indirectly through one or more intermediaries controls or is controlled by or is under common control with a Shareholder.

III RIGHT OF CO-SALE

        A. Right of Co-Sale. If Mazur proposes to sell or transfer any Co-Sale in one or more transactions which will result in the transfer of 200,000 or more shares of Equity Securities by Mazur, then Mazur shall promptly give written notice (the "Co-Sale Notice") to the Company and to the Purchasers at least 20 days prior to the closing of such sale or transfer. The Co-Sale Notice shall describe in reasonable detail the proposed sale or transfer, including the number of Co-Sale Shares to be sold or transferred (the "Noticed Co-Sale Shares"), the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. In the event that the sale or transfer is being made pursuant to Subsection B below, the Co-Sale Notice shall state under which portion of such Subsection the sale or transfer is being made.

                1. Each Purchaser shall have the right, exercisable upon written notice to Mazur within 15 days of the date of the Co-Sale Notice, to participate in such sale on the same terms and conditions specified in the Co-Sale Notice.

                2. Each Purchaser may sell all or any part of that number of shares of Common Stock equal to the product obtained by multiplying (i) the aggregate number of Noticed Co-Sale Shares covered by the Co-Sale Notice, by
(ii) a fraction the numerator of which is the number of shares of Common Stock owned by the Purchaser at the time of the sale or transfer and the denominator of which is the total number of shares of Common Stock owned by Mazur and the Purchasers at the time of the sale or transfer.

                3. A purchaser electing to exercise the co-sale right provided in this section shall effect its participation in the sale by promptly delivering to Mazur for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

                        a. the type and number of shares of Common Stock which the Purchaser elects to sell; or

                        b. that number of shares of Preferred Stock which is at such time convertible into the number of shares of Common Stock which the Purchaser elects to sell; provided, however, that if the prospective purchaser objects to the delivery of Preferred Stock in lieu of Common Stock, the Purchaser shall convert such Preferred Stock into Common Stock and deliver Common Stock as provided in subsection 3(a) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser.


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                4.      If the Purchasers do not participate in the sale of the
Noticed Co-Sale Shares, Mazur may, not later than ninety (90) days following delivery to the Company and the Purchasers of the Co-Sale Notice, enter into an agreement providing for the closing of the transfer of the Noticed Co-Sale Shares within sixty (60) days of such agreement on terms and conditions not more favorable to the transferor than those described in the Co-Sale Notice.

        B. Exempt Transfers. Notwithstanding the foregoing, the provisions of this Article III shall not apply to (i) any transfer to the ancestors, descendants or spouse or to trusts for the benefit of such persons or Mazur; or
(ii) any bona fide gift; provided that the pledgee, transferee or donee shall furnish the Purchasers with a written agreement to be bound by and comply with all provisions of this Article III. Such transferred shares remain "Co-Sale Shares" hereunder, and such pledgee, transferee or donee shall be treated equivalently to Mazur for purposes of this Agreement. In addition, the provisions of this Article III shall not apply to the sale of any Co-Sale Shares (i) to the public pursuant to a registration statement filed with, and declared effective by, the SEC; (ii) if prior to such sale Mazur (together with all of his transferees) held less than 5% of the Company's outstanding shares; or (iii) if prior to such sale Mazur (A) is no longer an officer or director of the Company or its affiliates, and (B) holds less than 50% of the outstanding securities of the Company, on a fully-diluted, as-converted-to Common Stock basis.

        C. Prohibited Transfers. In the event Mazur should sell any Co-Sale Shares in contravention of the co-sale rights of the Purchasers under this Agreement (a "Prohibited Transfer"), the Purchasers, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and Mazur shall be bound by the applicable provisions of such option.

                1. In the event of a Prohibited Transfer, each Purchaser shall have the right to sell to Mazur the type and number of shares of Common Stock equal to the number of shares such Purchaser would have been entitled to transfer to the purchaser had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. The price per share at which the shares are to be sold to Mazur shall be equal to the price per share paid by the purchaser to Mazur in the Prohibited Transfer. Within 90 days after the later of the dates on which the Purchaser (A) received notice of the Prohibited Transfer or (B) otherwise became aware of the Prohibited Transfer, the Purchaser shall, if exercising the option created hereby, deliver to Mazur the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer. Mazur shall, upon receipt of the certificate or certificates for the shares to be sold by the Purchaser pursuant to this subsection C, pay the aggregate purchase price therefor in cash or by other means acceptable to the Purchaser.

                2. Notwithstanding the foregoing, any attempt by Mazur to transfer Co-Sale Shares in violation of this Agreement shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of the Purchaser.

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        D.      Legend.  Each certificate representing shares of stock now owned by Mazur or issued to any person in connection with a transaction pursuant to Article III(B) hereof shall be endorsed with the following legend:

                THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE PURCHASER, THE COMPANY AND CERTAIN HOLDERS OF STOCK OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.


IV      S-3 REGISTRATION RIGHT

        A. Form S-3. After the Company has qualified for the use of Form S-3, or its successor form, the Holders of at least twenty percent (20%) of the outstanding Registrable Securities ("Initiating Holders") shall have the right to request one registration on Form S-3 (such request shall be in writing and shall state the number of shares of Registrable Securities to be disposed of (the "Offered Registrable Securities") and the intended method of disposition of shares by such Holder), subject only to the following:

                1. The Company shall not be required to effect more than one such registration, except that the Company shall effect one additional Form S-3 registration at the request of the Holder, pursuant to all the terms and conditions of this Section IV, in the event that during the effective period of the first registration statement filed pursuant to this Section IV, the Holder has not sold at least 90% of the Offered Registrable Securities. Such additional S-3 registration shall cover only the Offered Registrable Securities not sold pursuant to the first registration under this Section.

                2. The Company shall not be required to effect a registration unless the Initiating Holder seeks to register at least 50% of the Registrable Securities held by such Initiating Holder as of the date of this Agreement.

        The Company shall promptly give written notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this section and shall provide a reasonable opportunity for other Holders to participate in the registration. The Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder thereof for purposes of disposition; provided, however, that if the Company shall furnish to such Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgement of the Board of Directors it would be seriously detrimental to the Company for such registration statement to be filed at the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall be entitled to delay the filing of such registration statement not more than once for an additional period of up to sixty (60) days.


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        B.  Expenses of Registration.  All expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement, including without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits incidental to or required by such registration, shall be borne by the Company except as follows:

            1. The Company shall not be required to pay for expenses of any registration proceeding begun pursuant to this Section, the request for which has been subsequently withdrawn by the Initiating Holders, in which case, such expenses shall be borne by the Holders requesting withdrawal. Notwithstanding the foregoing, if at the time of such withdrawal (i) the Holder has learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holder at the time of its request, and
(ii) the Company knew or had reason to know of the likelihood of such material adverse change at the time of its request and did not inform the Holder thereof, then the Company shall be required to pay such expenses.

            2. The Company shall pay the reasonable fees of a single counsel acting on behalf of all selling Holders.

            3. The Company shall not be required to pay underwriters' fees, discounts or commissions relating to the Registrable Securities.

        C. Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

            1. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders offering Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred eighty (180) days.

            2. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

            3. Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.

            4. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as

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shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                5. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each participating Holder shall also enter into and use best efforts to perform its obligations under such an agreement.

                6. Notify the Holders offering securities pursuant to such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                7. Furnish, at the request of any Holder, on the date that the securities are delivered to the underwriters for sale in connection with a registration being sold through underwriters, (i) an opinion, if any, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and to the Holder and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder.

        D.      Indemnification.

                1. The Company will indemnify and hold harmless each Holder, each of its officers, directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which such registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, preliminary or final prospectus, or any amendment or supplement thereto, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company relating to action or inaction required of the Company in connection with any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and will reimburse each such Holder within the meaning of Section 15 of the Securities Act, each of its officers, directors and partners, and each person controlling each such Holder, each such underwriter and each person who controls any such underwriter, for

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
any reasonable legal and any other expenses, as incurred, in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company in an instrument duly executed by such Holder or underwriter specifically for use therein, and provided further that the agreement of the Company to indemnify any underwriter and any person who controls such underwriter contained herein with respect to any such preliminary prospectus shall not inure to the benefit of any underwriter, from whom the person asserting any such claim, loss, damage, liability or action purchased the stock which is the subject thereof, if at or prior to the written confirmation of the sale of such stock, a copy of the prospectus (or the prospectus as amended or supplemented) was not sent or delivered to such person, excluding the documents incorporated therein by reference, and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the prospectus (or the prospectus as amended or supplemented).

                2. Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any preliminary or final prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document solely in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such Holder specifically for use therein, and provided further that the agreement of such Holder to indemnify any underwriter and any person who controls such underwriter contained herein with respect to any such preliminary prospectus shall not inure to the benefit of any underwriter, from whom the person asserting any such claim, loss, damage, liability or action purchased the stock which is the subject thereof, if at or prior to the written confirmation of the sale of such stock, a copy of the prospectus (or the prospectus as amended or supplemented) was not sent or delivered to such person, excluding the documents incorporated therein by reference, and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the prospectus (or the prospectus as amended or supplemented). Notwithstanding the foregoing, in no event shall the indemnification provided by any Holder hereunder exceed the net proceeds received by such Holder for the sale of such Holder's securities pursuant to such registration.

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                3.      Each party entitled to indemnification under this
Section ("Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought. The Indemnified Party shall promptly permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably be withheld). The Indemnified Party may participate in such defense and hire counsel at such party's own expense. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Any Indemnified Party shall cooperate with the Indemnifying Party in the defense of any claim or litigation brought against such Indemnified Party.

        E. Lock-Up Provision. Upon receipt of a written request by the Company or by its underwriters, the Holders shall not sell, sell short, grant an option to buy, or otherwise dispose of shares of the Company's Common Stock or other securities (except for any such shares included in the registration) for a period of one hundred and eighty (180) days following the effective date of the initial registration of the Company's securities; provided, however, that the Holders shall have no obligation to enter into the agreement described in this Section IV(E) unless all executive officers, directors and holders of three percent (3%) or more of the outstanding voting securities of the Company and all other Holders and holders of other registration rights from the Company enter into similar agreements. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said 180-day period.

        F. Information by Holder. The Holders included in any registration shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by the Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

        G. Rule 144 Reporting. With a view to making available to Holders of Registrable Securities the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, at all times after 90 days after the effective date of the first registration filed by the Company for an offering of its securities to the general public the Company agrees to:

                1. Make and keep public information available, as those terms are understood and defined in SEC Rule 144.

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
                2. File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                3. So long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon the Holder's request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the public) and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

        H.      Transfer of Registration Rights. A Holder's rights under this
Section IV may not be assigned by the Holder except that the Holder may assign such rights to a transferee of all of the Registrable Securities. No such transfer or assignment shall be effective until such transferee or assignee agrees in writing to become subject to the obligations of the transferring Holder hereunder.

V       WAIVER OF PRIOR RIGHT OF FIRST REFUSAL

        By their signatures below, Mazur and Medicine Partners waive their right of first refusal and all other rights pursuant to article II of the Original Investor Rights Agreement with respect to the issuance, as of the date of this Agreement, to G.C. Investments of 226,670 shares of the Company's Series E Preferred Stock and a Warrant to purchase 106,667 shares of the Company's Series E Preferred Stock and the shares of Series E Preferred Stock issuable upon conversion of such Warrant.

VI      MISCELLANEOUS

        A. Notices. All notices or other communications required or permitted to be delivered hereunder shall be in writing signed by the party giving the notice to the Company at 16825 Via Del Campo Court, San Diego, CA 92127, Attn: President, and to the Purchaser at the addresses set forth on the signature page of this Agreement. Any Purchaser may at any time change the address to which notice shall be mailed by giving notice of such change to the Company and to the other parties and such notice shall be deemed given when received by the other party hereto.

        B. Amendment. This Agreement may be amended with the written consent of the Company and the Purchasers, except that no amendment affecting Mazur shall be made to this Agreement without the prior written consent of Mazur.

        C. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the matters contemplated herein. This Agreement supersedes any and all prior understandings as to the subject matter of this Agreement. Without limiting the generality of the foregoing, this Agreement replaces and supersedes the Original Investor Rights Agreement.

        D. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, except that the Company shall not have the right to assign its rights hereunder or any interest herein, and, except as set forth in Section IV, the rights and interests of the Purchasers shall be assignable, without the consent of the Company, to any assignee.

        E. General. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement the singular includes the plural, the plural the singular, the masculine gender includes the neuter, masculine and feminine genders. This Agreement shall be governed by and construed under the laws of the State of California.

        F. Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

        G. Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

        H. Dispute Resolution. The parties acknowledge and agree that time is of the essence in resolving any dispute that may arise in connection with this Agreement. Except as provided herein, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, that cannot be resolved between the parties in a timely manner shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The expenses of the arbitration, including the arbitrator's fees, expert witness fees, and attorneys' fees, may be awarded to the prevailing party, in the discretion of the arbitrator, or may be apportioned between the parties in any manner deemed appropriate by the arbitrator. Unless and until the arbitrator decides that one party is to pay for all (or a share) of such expenses, the parties shall each bear their own legal and accounting fees and costs arising in connection with enforcement of this Agreement or the Collateral Agreements. The parties shall keep confidential the decision of the arbitrator. Notwithstanding the foregoing, the parties may disclose information about such decision to persons who have a need to know, such as limited partners, directors, trustees, management employees, witnesses, experts, investors, attorneys, lenders, insurers, and others who may be affected. Once the arbitration award has become final, if the arbitration award is not promptly satisfied, then these confidentiality provisions shall no longer be applicable. Notwithstanding the foregoing, the parties will be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security). The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement.

        1. Term of Agreement. Except with respect to Sections IV and V hereof, this Agreement shall terminate on the earlier of (a) the consummation by the Company of any underwritten public offering of the Company's securities in which the gross proceeds to the Company equal or exceed $15,000,000, (b) the sale of the Company (through a merger, consolidation, sale of all or substantially all of its assets or stock) or (c) the effective time of the liquidation of the Company. Section V shall terminate upon the termination of
Section IV. Section IV shall terminate at such time as the Purchaser becomes eligible (or would become eligible if the Purchaser continued to hold Registrable Securities) to sell all its Registrable Securities pursuant to Rule 144(k).

                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.


                                        U.S. MEDICAL INSTRUMENTS, INC.
                                        a California corporation


                                        By:
                                            ------------------------------
                                              Matthew S. Mazur, President



                                        G.C. Investments, L.L.C.


                                        By: /s/
                                            ------------------------------



                                        The Medicine Partners


                                        By:
                                            ------------------------------

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.


                                        U.S. MEDICAL INSTRUMENTS, INC.
                                        a California corporation


                                        By:
                                            ------------------------------
                                              Matthew S. Mazur, President



                                        G.C. Investments, L.L.C.


                                        By:
                                            ------------------------------



                                        The Medicine Partners


                                        By: /s/
                                            ------------------------------
                                                    General Partner

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.


                                        U.S. MEDICAL INSTRUMENTS, INC.
                                        a California corporation


                                        By: /s/ Matthew S. Mazur
                                            ------------------------------
                                              Matthew S. Mazur, President



                                        G.C. Investments, L.L.C.


                                        By:
                                            ------------------------------



                                        The Medicine Partners


                                        By:
                                            ------------------------------



                                      -14-